As filed with the Securities and Exchange Commission on July 22, 2022
Registration No. 333-256998

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON FORM S-3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABCELLERA BIOLOGICS INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	8731	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2215 Yukon Street
Vancouver, BC, V5Y 0A1
(604) 559-9005
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
(302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sam Zucker Deepa M. Rich Mitchell S. Bloom James Xu Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 (650) 752-3100	Carl L. G. Hansen, Ph.D. Andrew Booth Tryn T. Stimart AbCellera Biologics Inc. 2215 Yukon Street Vancouver, BC V5Y 0A1 Canada (604) 559-9005

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by the selling shareholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, as previously amended by Post-Effective Amendment No. 1 (File No. 333-256998) (as so amended, the “Registration Statement”) of AbCellera Biologics Inc. (the “Registrant”) is being filed solely for the purpose of replacing Exhibit 23.1 and Exhibit 23.2, the consents of independent registered public accounting firms, filed with the Post-Effective Amendment No. 1. Accordingly, this Amendment No. 2 consists only of the cover page, this explanatory note and Item 16 (Exhibits) of the Registration Statement and does not modify any other part of the Registration Statement.

Item 16. Exhibits

 (a) Exhibits

Exhibit Number	Description
4.2**	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-250838) filed on December 7, 2020).
5.1**	Opinion of Blake, Cassels & Graydon, LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Armanino LLP, Independent Registered Public Accounting Firm.
23.3**	Consent of Blake, Cassels & Graydon, LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page to the Registration Statement).

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, AbCellera Biologics Inc. has duly caused this Post-Effective Amendment No. 2 on Form S-3 to S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on the 22nd day of July, 2022.
ABCELLERA BIOLOGICS INC.

By:	/s/ Carl L.G. Hansen
Carl L.G. Hansen, Ph.D.
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.
Name	Title	Date

/s/ Carl L.G. Hansen	Chief Executive Officer, President and Director (Principal Executive Officer)	July 22, 2022
Carl L.G. Hansen, Ph.D.

*	Chief Financial Officer (Principal Financial and Accounting Officer)	July 22, 2022
Andrew Booth

*	Chief Operating Officer and Director	July 22, 2022
Véronique Lecault, Ph.D.

*	Director	July 22, 2022
Peter Thiel

*	Director	July 22, 2022
Michael Hayden, Ph.D.

*	Director	July 22, 2022
Andrew W. Lo, Ph.D.

*	Director	July 22, 2022
John S. Montalbano

*	/s/ Carl L.G. Hansen
By:	Carl L.G. Hansen, Attorney-in-fact